Exhibit 3(ii)

                                   RESTATED
                                    BY-LAWS
                                      for
                        LAKE CITY BANK, WARSAW, INDIANA
==============================================================================

                                   ARTICLE I
                                   ---------
                                 SHAREHOLDERS

     SECTION 1.1. PLACE OF MEETING. All meetings of the shareholders, whether annual or special, shall be held at the principal office of the corporation in the State of Indiana or at such other place in Kosciusko County, Indiana, as may be determined by the Board of Directors, if notice of the place of meeting is given as provided for hereafter.

     SECTION 1.2. ANNUAL MEETING. The annual meeting of the shareholders shall be held on the second Tuesday in April in each year at the hour of 2:00 p.m., or such other day or hour as shall be specified by the Board of Directors. If for any reason the annual meeting is not held on the date for said meeting, the directors shall fix another date for such meeting and the President or such other officer as he may designate shall send out notices for the same as hereinafter provided specifying that such later meeting shall be the annual meeting of the corporation.

     SECTION 1.3. SPECIAL MEETINGS. Special meetings of the shareholders may be held at any time, (1) pursuant to a resolution of the Board of Directors,
(2) upon a written request signed by shareholders of record holding more than 25% of the issued and outstanding common stock of the corporation filed with the President or Board of Directors stating the objects of the meeting, or (3) by order of the President.

     SECTION 1.4. NOTICE OF MEETINGS. The President or such other officer designated by the President or by the Board of Directors shall mail a written or printed notice of each meeting of the shareholders, postage prepaid, to each shareholder of record at his address as the same appears upon the stock records of the corporation at least ten (10) days before the date of such meeting. All notices of meetings shall specify the time and place of the meeting. Notices of special meetings shall also specify the object or objects of such special meeting. No business other than that specified in the Notice of a special meeting shall be considered at such special meeting unless all shareholders be present in person or by proxy.

     SECTION 1.5. QUORUM. A majority of the common stock issued and outstanding represented by the owners of record thereof in person or by proxy

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
                                   RESTATED
                                    BY-LAWS
                                      for
                        LAKE CITY BANK, WARSAW, INDIANA
==============================================================================

shall constitute a quorum for the transaction of business. If a quorum is not present at any duly called meeting, the majority in interest of the shareholders present in person or by proxy may adjourn from time to time without notice other than announcement at the meeting until a quorum is secured. At any such adjourned meeting at which a quorum is present only business that could have been transacted at the meeting originally called can be transacted.

     SECTION 1.6. VOTING. At each meeting of the shareholders every shareholder shall have one (1) vote for each share of common stock standing in his name on the books of the corporation on the tenth day preceding the day of the meeting. No shares shall be voted at any meeting which shall have been transferred on the books of the corporation within ten days next preceding the date of such meeting. At any meeting of the shareholders any question before the meeting shall be settled by written ballot if so demanded by any shareholder entitled to vote. The right to vote share shall not be cumulative.

     SECTION 1.7. PROXIES. Any shareholder entitled to vote at any meeting of shareholders may be represented and vote by proxy duly appointed by an instrument in writing signed by such shareholder or by his duly authorized attorney-in-fact and delivered to the Secretary of the meeting at or before the time of such meeting.


                                  ARTICLE II
                                  ----------
                                  DIRECTORS

     SECTION 2.1. ELECTION. The Board of Directors shall be elected each year by a plurality vote at the annual meeting of shareholders for such year and, subject to the provisions of this Article, shall hold office for one year or until their respective successors are elected and shall have qualified.

     SECTION 2.2. NUMBER AND QUALIFICATION. The Board of Directors shall consist of twelve (12) members and each of said directors shall own, in his or her own right, or jointly with their spouse, not less than 1 share of the capital stock of the corporation, or if all of the issued and outstanding capital stock of this corporation is held of record by another domestic or foreign corporation, each director may own, in his or her own right, or jointly with their spouse, not less than 100 shares of the capital stock of the other corporation in lieu of being a shareholder of this corporation.

     SECTION 2.3. PLACE OF MEETING. Every meeting of the Board of Directors shall be held at the principal office of the corporation in the State of Indiana unless the Board of Directors by resolution shall fix another place in the City of Warsaw, Indiana, or unless the notice or waivers of notice for such a meeting shall specifically designate another place.

                                   RESTATED
                                    BY-LAWS
                                      for
                        LAKE CITY BANK, WARSAW, INDIANA
==============================================================================

     SECTION 2.4. ANNUAL MEETING. The annual meeting of the Board of Directors shall be held immediately following the annual meeting of the shareholders each year. No notice of the annual meeting of the Board of Directors shall be necessary.

     SECTION 2.5. REGULAR MEETINGS. Regular meetings of the Board of Directors shall be held on the second Tuesday of each month, or upon such other day of each month as the Board of Directors may determine by resolution from time to time. No notice of a regular meeting shall be necessary.

     SECTION 2.6. SPECIAL MEETING. Special meetings of the Board of Directors may be held upon a call by the Chairman of the Board or the President or either of them must call a special meeting of the Board of Directors upon the written request of any five (5) directors. At least three (3) days' notice by telephone or telegraph shall be given to each director not less than 3 days before the meeting. Such notice shall specify by whom the meeting is called, the time, place and object thereof. No other business than that specified in the notice of such meeting shall be transacted thereat unless all members of the Board be present and consent thereto. Notice of any meeting may be waived by any director. When all of the directors shall be present at any meeting, however called or notified, or shall sign a written consent thereto, the acts of such meetings shall be as valid as if the same had been legally called pursuant to proper notice.

     SECTION 2.7. QUORUM. A majority of the Board of Directors shall constitute a quorum for the transaction of business at any meeting of the Board. If at any meeting of the Board there be less than a quorum present, a majority of those present may adjourn the meeting from time to time. A record shall be kept of all meetings showing the names of those directors present at each meeting.

     SECTION 2.8. REMOVAL. Any director may be removed for good cause at any time at a special meeting of the shareholders called for such purpose by the affirmative vote of the holders of a majority of the common stock issued and outstanding.

     SECTION 2.9. VACANCIES. A vacancy shall exist in the Board of Directors upon the death, legal incompetency, resignation, removal for cause or failure of a director to continue to own in his own right, free of any lien or

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
                                   RESTATED
                                    BY-LAWS
                                      for
                        LAKE CITY BANK, WARSAW, INDIANA
==============================================================================

encumbrance, capital stock as required by Section 2.2 of this Article II. The remaining directors, by affirmative vote of a majority of the Board, may elect successor to hold office for the unexpired term of any director whose place be vacant.

     Should the membership of the Board at any time fall below the number necessary to constitute a quorum then a special meeting of the shareholders shall be called by the President, or if there be no President, by the Chairman of the Board, or if there be neither a President or a Chairman of the Board, then by a Vice President and such number of directors shall be elected at such special meeting as may be necessary to restore the Board to its full membership.

     SECTION 2.10. POWERS. The Board of Directors shall have entire charge of the property, business interests and general operation of the corporation with full authority to manage and conduct the same.

     SECTION 2.11. RETIREMENT. Any person elected to the office of director shall resign such office at the end of the calendar month during which he attains his 70th birthday.

     SECTION 2.12. DIRECTORS EMERITUS. The Board of Directors may from time to time elect one or more directors emeritus to serve as such at the pleasure of the Board. The term of office of each director emeritus shall expire at the annual meeting of the Board of Directors next succeeding his election. A director emeritus may be re-elected as such. Each director emeritus may attend any meeting of the Board of Directors, but shall not be entitled to a vote on any question before the Board.

     SECTION 2.13. ACTION WITHOUT A MEETING. Any action required or permitted to be taken at any meeting of the Board of Directors may be taken without a meeting if prior to such action, written consent thereto is signed by all members of the Board of Directors and such written consent or consents are filed with the minutes of the proceedings of the Board of Directors.

     SECTION 2.14. DIRECTORS FEES. Each outside director (one who is not a full-time employee of the Bank) shall receive a fee for each meeting of the

                                   RESTATED
                                    BY-LAWS
                                      for
                        LAKE CITY BANK, WARSAW, INDIANA
==============================================================================

Board of Directors which he or she attends. Each outside director shall also receive a fee for each meeting he or she attends of any standing committee of which he or she is a member. The amount of such fees shall be fixed from time to time by the Board of Directors. Such fees shall be paid as of June 30 and December 31 each year.

     Inside directors (those who are full-time employees of the Bank) shall receive no fee for attendance at meetings of the Board of Directors or any committee thereof.


                                  ARTICLE III
                                  -----------
                                   OFFICERS

     SECTION 3.1. ELECTION. The officers of this corporation shall be a Chairman of the Board, a President, one or more Vice-Presidents in one or more levels, a Secretary, a Trust Officer, an Auditor and such other officers or assistant officers as may be determined from time to time by the Board of Directors. The officers of the corporation shall be elected by the Board of Directors at the annual meeting of the Board for a term of one (1) year and until their respective successors are elected and qualified, or such other term as the Board may provide. The Board may elect additional officers from time to time during the year as such Board deems necessary.

     SECTION 3.2. REMOVAL. Any officer may be removed at any time with or without cause by a majority vote of the Board of Directors at any meeting.

     SECTION 3.3. SUSPENSION. Any officer may be suspended by the President until the next meeting of the Board of Directors.

     SECTION 3.4. VACANCIES. If a vacancy occurs in any office by reason of death, legal incompetency, resignation or removal, the Board of Directors may elect a successor to hold the office for any unexpired term.

     SECTION 3.5. DUTIES. The officers of this corporation shall have such duties and responsibilities as the Board of Directors may determine by rule or regulation from time to time.

                                   RESTATED
                                    BY-LAWS
                                      for
                        LAKE CITY BANK, WARSAW, INDIANA
==============================================================================

                                  ARTICLE IV
                                  ----------
                                  COMMITTEES

     SECTION 4.1. STANDING COMMITTEES. The standing committees of the Board shall be an Audit Committee, a Loan and Investment Committee and a Trust Committee.

     SECTION 4.2. APPOINTMENT. The members of the standing committees shall be appointed at the annual meeting of the Board of Directors each year by the Chairman of the Board with the advice and consent of the Board. The Chairman of the Board may fill any vacancy that may exist in the membership of any standing committee.

     SECTION 4.3. AUDIT COMMITTEE. The Audit Committee shall consist of three members of the Board of Directors, not active officers of the corporation. The Audit Committee shall cause the record books and accounts of the corporation to be examined at least once each year by a certified public accountant or accounting firm designated by the Board of Directors and approved by the shareholders and shall submit a complete written statement of the condition of the corporation to the Board of Directors and the Department of Financial Institutions promptly after such examination.

     The Audit Committee shall meet with the President and Auditor of the corporation and determine the policies and procedures of internal audits to be conducted under the direction of the Auditor and shall institute or recommend such other security measures as it may deem necessary from time to time.

     SECTION 4.4. LOAN AND INVESTMENT COMMITTEE. The Loan and Investment Committee shall consist of the President, a loan officer, and four other members of the Board. This committee by a majority vote may without prior approval of the Board authorize the officers to make any loan or investment permitted by law. This committee shall meet with the loan officers from time to time and review loans, investments and credit policies.

     SECTION 4.5. TRUST COMMITTEE. The Trust Committee shall consist of the Trust Officer, the President, and four other directors. The Trust Committee

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
                                   RESTATED
                                    BY-LAWS
                                      for
                        LAKE CITY BANK, WARSAW, INDIANA
==============================================================================

shall exercise all fiduciary powers and discretionary fiduciary authority granted to this corporation whether by will, trust instrument or statute.

     SECTION 4.6. SPECIAL COMMITTEES. The Board of Directors may establish by resolution such temporary or special committees as it deems proper and provide in the resolution establishing the committee, its membership and duties.

     SECTION 4.7. ACTION BY COMMITTEE WITHOUT A MEETING. Any action required or permitted to be taken at any meeting of any committee may be taken without a meeting if prior to such action, a written consent thereto is signed by all members of the committee and such written consent or consents are filed with the minutes of the proceedings of the committee.

     SECTION 4.8. EX-OFFICIO MEMBERSHIP. All directors shall be considered ex-officio members of all committees and shall be welcome to attend meetings of any committee. No director shall receive a fee, however, for attendance at the meeting of any committee to which he has not been specifically appointed.

     SECTION 4.9. RULES, REGULATIONS AND POLICY. Each committee may adopt such rules, regulations and policy statements for the conduct of its proceedings, carry out its duties or exercising the authority granted to it as it may deem proper provided (a) such rules, regulations and policies are not in conflict with any law, rules or regulations of any governmental agency having the power to regulate this corporation, the Articles of Incorporation of this corporation and these By-Laws, and (b) no committee may delegate its discretionary powers to an individual.



                                   ARTICLE V
                                   ---------
                          STOCK CERTIFICATE AND SEAL

     SECTION 5.1. CERTIFICATES. Each shareholder shall be entitled to a certificate or certificates showing the number of shares of capital stock standing in his name on the books of this corporation. Each certificate shall

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
                                   RESTATED
                                    BY-LAWS
                                      for
                        LAKE CITY BANK, WARSAW, INDIANA
==============================================================================

be numbered consecutively and shall bear the signatures of the President or a Vice President and the secretary or an assistant secretary or the Auditor, and the corporate seal shall be affixed thereto. A full record of each certificate of stock as issued shall be maintained and such record shall be the sole and exclusive evidence of the persons who are entitled to receive dividends thereon and vote at meetings of shareholders.

     SECTION 5.2. FORM OF CERTIFICATE. The stock certificates evidencing the shares of common stock of this corporation shall be in the form determined by the Board of Directors from time to time.

     SECTION 5.3. TRANSFER OF SHARES. Title to a certificate and the shares represented thereby shall be transferable on the records of this corporation in person, or by attorney only upon surrender of the certificate representing the stock to be transferred properly endorsed or accompanied by a separate document containing a proper written assignment or power of attorney. Surrendered certificates shall be canceled and a record thereof maintained by this corporation.

     SECTION 5.4. LOST CERTIFICATES. In case of loss or destruction of a stock certificate, the owner shall not be entitled to receive a new certificate in lieu thereof until: (a) a written notice of such loss or destruction has been received by this corporation together with satisfactory proof by affidavit of such loss or destruction and (b) ample indemnity by bond or otherwise is given to this corporation. The Board of Directors at its election may refuse the issue of any certificates in lieu of a lost or destroyed certificate until an order of a Court of competent jurisdiction providing therefor has been secured by the owner.

     SECTION 5.5. CORPORATION SEAL. The corporation seal shall be a circular disk with the name of this corporation and the words "Corporate Seal" inscribed thereon.

                                   RESTATED
                                    BY-LAWS
                                      for
                        LAKE CITY BANK, WARSAW, INDIANA
==============================================================================

                                  ARTICLE VI
                                  ----------
                                MISCELLANEOUS

     SECTION 6.1. FISCAL YEAR. The fiscal year of this corporation shall being on January 1 and end on December 31.

     SECTION 6.2. BOOKS AND RECORDS. All official books and records of the corporation shall be kept in the principal office of the corporation and shall be open during business hours to the inspection of any of the shareholders subject to such regulations as the Board of Directors may prescribe from time to time, except nothing herein contained shall be construed to permit inspection or examination of individual depositors' or borrowers' accounts.

     SECTION 6.3. NOTICES AND WAIVERS. Any written notice provided for in these By-Laws may be given by ordinary mail addressed to the person to be notified at such address as appears on the books of the corporation and such notice shall be deemed to be given on the date the same is deposited in a United States Post Office, postage prepaid, properly addressed.

     Any shareholder, director or officer may waive in writing any notice required to be given under these By-Laws, whether before or after the time stated therein. Attendance and participation in a meeting without objection to a failure to give notice shall be deemed a waiver of any notice required.

     SECTION 6.4. RULES AND REGULATIONS. The Board of Directors may prescribe, establish and amend from time to time such rules, regulations and policies as it may deem proper for the conduct of the business affairs of this corporation as are consistent with law, regulations of supervisory authorities, the Articles of Incorporation and these ByLaws.

     SECTION 6.5. AMENDMENTS. After adoption, these By-Laws may be amended or repealed in whole or in part only by the affirmative vote of a majority of all the members of the Board of Directors at a meeting held five days after notice is given to all directors of the proposed amendment or repeal.

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